Exhibit 99.2

Horizon Offshore Reports Second Quarter Earnings

HOUSTON, July 24 /PRNewswire/ -- Horizon Offshore, Inc. (Nasdaq: HOFF - news) today reported net income for the quarter ended June 30, 2001, of $5.4 million, or $0.23 per share-diluted. This compares with net income of $1.6 million, or $0.08 per share-diluted, for the second quarter of 2000. For the second quarter of 2001, the company reported gross profit of $13.0 million, or 15.6 percent, on contract revenues of $83.3 million, compared with gross profit of $6.5 million, or 17.9 percent, on contract revenues of $36.6 million in 2000.

Horizon also reported net income for the six months ended June 30, 2001, of $7.5 million, or $0.33 per share-diluted. This compares with net income of $1.3 million, or $0.07 per share-diluted for the six months ended June 30, 2000. Gross profit was $22.5 million or 16.4 percent on contract revenues of $137.4 million for the first six months of 2001, and gross profit was $7.7 million or 14.6 percent on contract revenues of $52.5 million for the first six months of 2000.

"Our 2001 results reflect the strong performance of our equipment and exceptional efforts of our personnel in an increasingly challenging market environment,'' said Bill J. Lam, president and chief executive officer. "Our Mexico operations significantly contributed to revenues during the second quarter and continue to provide us with opportunities to secure additional work. Profit margins in the Gulf of Mexico have decreased slightly during the second quarter compared with the first quarter of 2001 due to customer concerns over U.S. natural gas pricing trends. Even though oil prices have remained relatively strong, our activity in the Northern Gulf is closely related to changes in demand for natural gas. Larger and more profitable projects that were scheduled for the second and third quarter have been postponed to the fourth quarter and into next year. This delay will result in lower than expected utilization for the third quarter.''

"Although the reduced demand in the Gulf market has impacted our near-term outlook, we are clearly focused on our strategy to expand our market presence. We will continue our expansion into selected international markets where our management team has considerable experience. As part of our international expansion plans, we signed an agreement to purchase the combination, 360' long derrick/lay barge, Shillelagh, currently located in Indonesia. After completing the upgrade and modification by year-end, the vessel will be able to perform turnkey projects in remote locations with a single mobilization as our largest combination barge. We intend to operate the vessel in Indonesia, Malaysia, as well as other markets in Southeast Asia such as Thailand and Vietnam. This acquisition represents our entry into the recovering Asian market. We also expect to be deploying assets to South America this year,'' said Lam.

During May 2001, Horizon purchased the bury barge, Pecos Horizon. This barge is currently undergoing conversion to a combination lay/bury barge at its Port Arthur facility and is scheduled for deployment later this year.

Horizon Offshore provides marine construction services to the offshore oil and gas industry, primarily in the Gulf of Mexico. The company's fleet is used to perform a wide range of marine construction activities, including installation of marine pipelines to transport oil and gas from newly installed production platforms and other subsea production systems, and the installation and abandonment of production platforms.

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: industry conditions and volatility; prices of oil and gas; the company's ability to obtain and the timing of new projects; changes in competitive factors and other material factors that are described from time to time in the company's filing with the Securities and Exchange Commission. Actual events, circumstances, effects and results may be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Consequently, the forward-looking statements contained herein should not be regarded as representations by Horizon or any other person that the projected outcomes can or will be achieved.

     Comparative Tables Follow:

                            Horizon Offshore, Inc.
                     Summary Financial and Operating Data
                                 (Unaudited)
               (In thousands, except share and per share data)

                               Three Months Ended        Six Months Ended
                                    June 30,                 June 30,
                               2001         2000          2001        2000
    Income Statement Data:
    CONTRACT REVENUES        $83,348       $36,588     $137,404     $52,494
    COST OF CONTRACT
     REVENUES                 70,379        30,045      114,896      44,826
      Gross profit            12,969         6,543       22,508       7,668
    SELLING, GENERAL AND
     ADMINISTRATIVE EXPENSES   3,512         2,371        7,105       4,381
      Operating income         9,457         4,172       15,403       3,287
    OTHER:
      Interest expense          (996)       (1,824)      (3,058)     (3,592)
      Interest income            ---            53          293         152
      Loss on sale of
       fixed assets              ---           ---          (22)        ---
      Other income (expense)     (25)           13          (22)         12
    NET INCOME (LOSS) BEFORE
     INCOME TAXES (BENEFIT),
     EXTRAORDINARY LOSS AND
     CUMULATIVE EFFECT OF
     ACCOUNTING CHANGE         8,436         2,414       12,594        (141)
    PROVISION FOR INCOME
     TAXES (BENEFIT)           3,001           845        4,503         (24)
    NET INCOME (LOSS) BEFORE
     EXTRAORDINARY LOSS AND
     CUMULATIVE EFFECT OF
     ACCOUNTING CHANGE         5,435         1,569        8,091        (117)
    EXTRAORDINARY LOSS, NET
     OF TAXES OF $306            ---           ---         (568)        ---
    CUMULATIVE EFFECT OF
     ACCOUNTING CHANGE, NET
     OF TAXES                    ---           ---          ---       1,381
    NET INCOME                $5,435        $1,569       $7,523      $1,264

    EARNINGS PER SHARE
     - BASIC:
      NET INCOME BEFORE
       EXTRAORDINARY LOSS AND
       CUMULATIVE EFFECT OF
       ACCOUNTING CHANGE       $0.24         $0.08        $0.37       $0.00
      EXTRAORDINARY LOSS         ---           ---        (0.02)        ---
      CUMULATIVE EFFECT OF
       ACCOUNTING CHANGE         ---           ---          ---        0.07
      NET INCOME - BASIC       $0.24         $0.08        $0.35       $0.07

    EARNINGS PER SHARE
     - DILUTED:
      NET INCOME BEFORE
       EXTRAORDINARY LOSS AND
       CUMULATIVE EFFECT OF
       ACCOUNTING CHANGE       $0.23         $0.08        $0.35       $0.00
      EXTRAORDINARY LOSS         ---           ---        (0.02)        ---
      CUMULATIVE EFFECT OF
       ACCOUNTING CHANGE         ---           ---          ---        0.07
      NET INCOME - DILUTED     $0.23         $0.08        $0.33       $0.07

    SHARES USED IN
     COMPUTING NET INCOME
     PER SHARE - BASIC    22,930,371    19,362,393   21,699,788  19,193,229

    SHARES USED IN
     COMPUTING NET INCOME
     PER SHARE - DILUTED  23,908,625    19,362,393   22,663,739  19,193,229

    Other Non-GAAP
     Financial Data:
      EBITDA (A)             $12,553        $6,193      $21,297      $6,874

    Other Financial Data:
    Depreciation and
     amortization             $3,121        $2,008       $5,938      $3,575

     (A)  The company calculates EBITDA (earnings before interest, income taxes, depreciation and amortization) as net income or loss plus income taxes, net interest expense, depreciation and amortization.
          EBITDA is a supplemental financial measurement used by the company and investors in the marine construction industry in the evaluation of its business.